UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Limited Waiver and Amendment No. 1 to Amended and Restated Note Purchase Agreement

As previously reported, on July 6, 2012, Aemetis, Inc., (the “Company”), Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“AEAFK”), and Merger Sub (collectively, the “Borrowers”) entered into an Amended and Restated Note Purchase Agreement with Third Eye Capital Corporation, as agent (“Administrative Agent”) for the noteholders who are a party thereto (the “Credit Agreement”), and the Lenders (the “Lenders”), pursuant to which the Lenders have agreed to extend new credit in the form of (i) senior secured term loans in an aggregate principal amount of $15,000,000 that will be used to fund the cash portion of the Merger; (ii) senior secured term loans in the principal amount of approximately $10,000,000 to repay existing indebtedness; and (iii) senior secured revolving loans in an aggregate principal amount at any time outstanding not in excess of $18,000,000.

On October 18, 2012, the Company, AEAFK and the Administrative Agent entered into a Limited Waiver and Amendment No. 1 to Amended and Restated Note Purchase Agreement, effective October 1, 2012, pursuant to which the Administrative Agent agreed to (i) extend the maturity date of the Existing Notes to July 6, 2014; (ii) to increase the amount of the Revolving Loan Facility by $6,000,000, to a total of $24,000,000; (iii) to modify the redemption waterfall so that the first 5 million of payments would be applied first to the increase in the Revolving notes; (iv) granted waivers to the Borrowers’ obligation to pay or comply, and any event of default which has occurred or may occur as a result of such failures of the Borrowers to pay or comply with certain financial covenants and principal payments, including financial covenants for the quarter ended September 30 and December 31, 2012; and (v) agreed to accrue interest until the earlier of certain events described in the Limited Waiver or February 2, 2013.

Consideration

In consideration for the Limited Waiver and Amendment, the Borrowers, among other things, agreed to pay the Lenders a waiver fee in the amount of $4,000,000 (the “Waiver Fee”); and (ii) cash in the amount of $28,377.23 for certain unreimbursed costs and expenses payable by the Borrowers pursuant to the terms of the Agreement.  The Waiver Fee is payable as follows:  (i) $1,000,000 of Waiver Fee shall be added to the outstanding principal balance of the Revolving Loan Facility Notes; (ii) $1,000,000 of the Waiver Fee shall be paid on January 1, 2013, April 1, 2013 and July 1, 2013 (each, a “Fee Payment Date”). The Borrowers may elect to pay the portions of the Waiver Fee due in 2013 in shares of the Company’s common stock at a 10% discount to the closing price of the Company’s Common Stock on the payment date; or (ii) add the payments to the outstanding principal balance of the Revolving Loan Facility Notes.

The foregoing description of the Limited Waiver and Amendment No. 1 to Amended and Restated Note Purchase Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Waiver and Amendment No. 1 to Amended and Restated Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Amendment No. 1 to Revolving Line of Credit Agreement

On October 16, 2012, Aemetis International, Inc. (AII), a subsidiary of Aemetis, Inc. entered into Amendment No 1. To Revolving Line of Credit Agreement with Laird Q. Cagan pursuant to which AII extended the maturity date of the loan until July 1, 2014 and certain other terms.

In consideration for the Amendment No 1. To Revolving Line of Credit Agreement, AII agreed to pay the Lender an extension fee of 5% of the outstanding balance under the Line of Credit, or approximately $263,000.  The Note Extension Fee is payable in cash or by a conversion of the Note Extension Fee and interest earned on the unpaid balance at time of conversion into shares of the Company’s common stock, at the option of the Lender, at the conversion rate equal to the 22 day trailing daily closing price from the date of notice of conversion and certain other terms.

The foregoing description of the Amendment No 1. To Revolving Line of Credit Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No 1. To Revolving Line of Credit Agreement, which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 17, 2012, the Company and the Company’s subsidiary, AE Advanced Fuels, Inc. entered into and received initial funding of a Note Purchase Agreement with Advanced BioEnergy, LP, a California limited Partnership (the “Lender”) pursuant to which AE Advanced Fuels, Inc. may issue 3% subordinated convertible promissory notes (each, a “Note” and collectively, the “Notes”) in the aggregate principal amount of up to $36,000,000. This Note Purchase Agreement has been entered into pursuant to the EB-5 Immigrant Investor Program.

Each Note shall be in the principal amount of $500,000 and have the same general terms and conditions.  The outstanding principal under each Note is due and payable four years from the date of the Note (the "Maturity Date"); provided, however, that at any time between the first day of the third year of the Note and the Maturity Date, the Lender at its option may, upon five (5) days prior written notice, convert all or any portion of the principal and interest due and owing under a Note, into shares of Common Stock of Aemetis, Inc. at the then applicable conversion rate of $3.00 per share (as may be adjusted as set forth in the Note). Each Note shall be subordinated to senior indebtedness of the Borrower (as defined in the Note).

The foregoing description of the Note Purchase Agreement and the Note is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement and Note, which is filed as Exhibits 10.3 and 10.4 hereto and which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1
Limited Waiver and Amendment No. 1 to Amended and Restated Note Purchase Agreement dated as of October 18, 2012 by and among Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation, Aemetis Facility Keyes, Inc., a Delaware corporation, Third Eye Capital Corporation, an Ontario corporation, as agent, Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust.

10.2	Amendment No 1. To Revolving Line of Credit Agreement dated October 16, 2012 by and among Aemetis International, Inc., a Nevada corporation, and Laird Q. Cagan.
10.3
Note Purchase Agreement effective as of March 4, 2011, amended January 19, 2012, and July 24, 2012 by and by and among AE Advanced Fuels, Inc., a Delaware corporation, and Advanced BioEnergy, LP, a California limited partnership and Advanced BioEnergy GP, LLC, a California limited liability company.

10.4	Form of Convertible Subordinated Promissory Note by and among AE Advanced Fuels, Inc., a Delaware corporation and Advanced BioEnergy, LP, a California limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

Date: October 23, 2012	By:	/s/ Eric A. McAfee
Eric A. McAfee Chief Executive Officer